EXHIBIT 4.1(d)

EXECUTION COPY
AMENDED AND RESTATED 364-DAY
COMPETITIVE ADVANCE, REVOLVING CREDIT AND
GUARANTY AGREEMENT dated as of October 18, 2000 (the
"2000 Amendment and Restatement"), among DENTSPLY
INTERNATIONAL INC., a Delaware corporation (the
"Borrower"), the Guarantors named herein, the banks named herein (individually a "Bank" and collectively the "Banks") and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Banks (in such capacity, the "Administrative Agent").
WHEREAS, on October 23, 1997, the Borrower, the Guarantors, The
Chase Manhattan Bank, as administrative agent, certain of the Banks and ABN
AMRO
Bank N.V., as documentation agent, entered into a 364-Day Competitive
Advance,
Revolving Credit and Guaranty Agreement (as previously amended, the
"Original Credit
Agreement") pursuant to which the Banks agreed to make available to the Borrower
Loans in an aggregate principal amount not to exceed $125,000,000 at any time outstanding;
WHEREAS, on September 24, 1998, the Administrative Agent delivered a letter to the Banks indicating that effective as of October 22, 1998, the commitments under the Original Credit Agreement would be extended for another 364 days, and such commitments were so extended and the termination date thereunder extended to October
21, 1999 (the "1998 Extension");
WHEREAS, on October 21, 1999, the Borrower, the Guarantors, The
Chase Manhattan Bank, as administrative agent, certain of the Banks and ABN
AMRO
Bank N.V., as documentation agent, entered into an Amended and Restated 364-Day Competitive Advance, Revolving Credit and Guaranty Agreement (together with the
Original Credit Agreement and the 1998 Extension, the "Credit Agreement") pursuant to which certain provisions of the Original Credit Agreement were amended; WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth herein and to restate the Credit Agreement in its entirety giving effect to such amendment; and
WHEREAS, the Borrower, the Guarantors and the Banks have agreed to amend and restate, on the terms and subject to the conditions set forth herein, the Credit
Agreement, to provide for the foregoing.
NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the
Banks, the Administrative Agent and the Documentation Agent hereby agree as follows:
SECTION 1. All capitalized terms which are defined in the Credit
Agreement and not otherwise defined herein or in the recitals hereto shall have the same meanings herein as in the Credit Agreement.
SECTION 2. All references to Section numbers in this 2000 Amendment and Restatement shall, except as the context requires, be references to the corresponding
Sections of the Credit Agreement.



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SECTION 3. On and after the 2000 Restatement Effective Date (as hereinafter defined), each reference in the Credit Agreement to "this
Agreement",
"hereunder", "herein", or words of like import shall mean and be a reference to the Credit
Agreement, as amended and restated hereby.
SECTION 4. The Credit Agreement is hereby amended by deleting the heading in its entirety and substituting in lieu thereof the following:
AMENDED AND RESTATED 364-DAY COMPETITIVE
ADVANCE, REVOLVING CREDIT AND GUARANTY
AGREEMENT dated as of October 18, 2000 (the "2000 Amendment and Restatement"), among DENTSPLY INTERNATIONAL INC., a Delaware corporation (the "Borrower"), the Guarantors named herein, the banks named herein (individually a "Bank" and collectively the "Banks") and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Banks (in such capacity, the "Administrative Agent").
SECTION 5. Article 1 of the Credit Agreement is hereby amended by deleting the reference to "October 19, 2000" in the definition of "Termination Date" and substituting in lieu thereof "October 17, 2001".
SECTION 6. Article 3 of the Credit Agreement is hereby amended as follows:
(a) Each of Sections 3.05(a) and 3.06 of the Credit Agreement is amended by deleting each reference therein to (i) "1998" and substituting in lieu thereof a reference to "1999" and (ii) "1999" and substituting in lieu thereof a reference to "2000".
(b) Section 3.20 shall be amended and shall read as follows:
SECTION 3.20. Intentionally Omitted.
SECTION 7. Section 6.09 (Minimum Consolidated Net Worth) of the
Credit Agreement is hereby amended by deleting the reference to "$300,000,000" and substituting in lieu thereof "$350,000,000".
SECTION 8. Schedule 2.01 ("Commitments") to the Credit Agreement shall be deleted in its entirety, and Schedule 2.01, attached hereto, shall be substituted in lieu thereof as Schedule 2.01 to the Credit Agreement, to the effect that the aggregate
Commitments of the Banks under the Credit Agreement, as amended hereby, shall be equal to $125,000,000, and the Commitment of each Bank after the effectiveness of this
2000 Amendment and Restatement shall be the amount set forth beside such Bank's name on such Schedule 2.01 to the Credit Agreement, as amended hereby, as such amount may be adjusted from time to time pursuant to the terms of the Credit Agreement.
SECTION 9. By its execution and delivery hereof, the Borrower and the Guarantors represent and warrant:
(a) Before and after giving effect to the amendments provided for herein,
(i) the representations and warranties contained in Article III of the Credit Agreement, as amended by this 2000 Amendment and Restatement, are true and correct on and as of the.



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date hereof and the 2000 Restatement Effective Date as though made by the
Borrower
and the Guarantors on and as of each such date, and (ii) no Event of Default (or event that with the passage of time or notice or both would become an Event of Default) has occurred and is continuing or would result from the execution and delivery of this 2000
Amendment and Restatement; and
(b) the Borrower and the Guarantors have all requisite corporate power and authority to execute, deliver and perform this 2000 Amendment and Restatement;
this 2000 Amendment and Restatement has been authorized by proper corporate proceedings and constitutes the legal, valid and binding obligation of the Borrower and the Guarantors enforceable in accordance with its terms.
SECTION 10. This 2000 Amendment and Restatement shall become effective as of October 18, 2000 (the "2000 Restatement Effective Date"); provided, that,
(a) the Administrative Agent shall have received by such date:
(i) counterparts of this 2000 Amendment and Restatement duly and validly executed by the Borrower and the Required Banks;
(ii) an Officer's Certificate in form and substance satisfactory to the Administrative Agent and counsel to the Administrative Agent (certifying as to attached resolutions of the Board of Directors of the Borrower and the Guarantors approving and authorizing the transactions contemplated under this 2000 Amendment and Restatement and the execution, delivery and performance by the Borrower and the Guarantors of this 2000 Amendment and Restatement);
(iii) an opinion of Borrower's counsel in form and substance reasonably satisfactory to the Administrative Agent and counsel to the Administrative Agent;
(iv) such other evidence of the corporate power and authority of the Borrower and the Guarantors to execute, deliver and perform this 2000 Amendment and Restatement as the Administrative Agent may reasonably request; and
(v) all fees agreed to by the Borrower and the Administrative Agent and required to be paid to the Banks in connection with the execution of the 2000 Amendment and Restatement;
(vi) all Facility Fees and interest accrued under the Credit Agreement prior to the 2000 Restatement Effective Date; and
(b) all Loans outstanding under the Credit Agreement prior to the effectiveness of this 2000 Amendment and Restatement shall have been repaid, together with accrued interest.
SECTION 11. On the 2000 Restatement Effective Date, the Credit
Agreement, as amended hereby, shall be deemed incorporated herein by reference and restated in its entirety.
SECTION 12. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and.



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delivery of this 2000 Amendment and Restatement (including, without limitation, the
reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).
SECTION 13. THIS 2000 AMENDMENT AND RESTATEMENT
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NEW YORK AND SHALL BE BINDING UPON THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS AND
THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.
SECTION 14. This 2000 Amendment and Restatement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this 2000 Amendment and Restatement by telecopy
shall be as effective as delivery of a manually executed counterpart of this
2000
Amendment and Restatement.



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IN WITNESS WHEREOF, the parties hereto, by their officers
thereunto duly authorized, have executed this 2000 Amendment and Restatement as of the day and year first above written.

DENTSPLY INTERNATIONAL INC.,
by
Name:
Title:
by
Name:
Title:

CERAMCO INC.,
by
Name:
Title:

CERAMCO MANUFACTURING CO.,
by
Name:
Title:

MIDWEST DENTAL PRODUCTS
CORPORATION,
by
Name:
Title:

RANSOM & RANDOLPH COMPANY,
by
Name:
Title:



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

TULSA DENTAL PRODUCTS INC.,
by
Name:
Title:

DENTSPLY RESEARCH & DEVELOPMENT
CORP.,
by
Name:
Title:

DENTSPLY FINANCE CO.,
by
Name:
Title:

DENTSPLY INTERNATIONAL PREVENTIVE
CARE DIVISION, L.P.,
by
Name:
Title:

GAC INTERNATIONAL, INC.,
by
Name:
Title:



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

THE CHASE MANHATTAN BANK,
individually and as
Administrative Agent,
by
Name:
Title:
Address: 270 Park Avenue,
48th Floor
New York, NY 10017
Telecopier No.: 212-270-3279



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

ABN AMRO BANK N.V.,
by
Name:
Title:
by
Name:
Title:
Address: One PPG Place,
Suite 2950
Pittsburgh, PA 15222
Telecopier No.: 412-566-2266



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

MELLON BANK, N.A.,
by
Name:
Title:
Address: 1735 Market St.,
7th Floor
Philadelphia, PA 19103
Telecopier No.: 215-553-4899



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

ALLFIRST BANK,
by
Name:
Title:
Address: 96 S. George St.
Box 1867
York, PA 17405
Telecopier: 717-771-4914



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

HARRIS TRUST AND SAVINGS BANK,
by
Name:
Title:
Address: 111 West Monroe-10W
Chicago, IL 60690
Telecopier No.: 312-461-5225



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

FIRST UNION NATIONAL BANK,
by
Name:
Title:
Address: 600 Penn St.
Redding, PA 19603
Telecopier No.: 610-655-1514



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

BANK OF TOKYO-MITSUBISHI
TRUST COMPANY,
by
Name:
Title:
Address: 1251 Avenue of the Americas
New York, NY 10020
Telecopier No.: 212-782-6440



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

HSBC BANK, USA,
by
Name:
Title:
Address: 140 Broadway, 4th Floor
New York, NY 10005-1196
Telecopier No.: 212-658-5109



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

WACHOVIA BANK, N.A.,
by
Name:
Title:
Address: 191 Peachtreet St., NE
Atlanta, GA 30303
Telecopier No.: 404-332-6898



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

Schedule 2.01
Commitments
Facility A
Name
Commitment Amount
The Chase Manhattan Bank                 $ [18,800,000]
ABN AMRO Bank N.V.                       $ [16,600,000]
Mellon Bank N.A.                         $ [14,600,000]
Allfirst Bank                            $ [14,600,000]
Harris Trust and Savings Bank            $ [14,600,000]
First Union National Bank                $ [12,500,000]
Bank of Tokyo-Mitsubishi Trust Company   $ [12,500,000]
HSBC Bank,USA                            $ [10,400,000]
Wachovia Bank, N.A.                      $ [10,400,000]
TOTAL                                    $ 125,000,000



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